UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2025
Intensity Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41109	46-1488089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Enterprise Drive, Suite 430 Shelton, CT	06484-4779
(Address of Principal Executive Offices)	(Zip Code)
(203) 221-7381
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.0001 par value per share	INTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 12, 2025, the Board of Directors of Intensity Therapeutics, Inc. (the “Company”), adopted an amendment (the “Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”). The changes to the Bylaws pursuant to the Amendment are effective as of August 12, 2025. The Amendment amends Section 2.7 of the Bylaws, dealing with a quorum at meetings of stockholders, to generally provide that a quorum is at least one-third of the voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy. Prior to effectiveness of the Amendment, a quorum is a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

As previously reported, on May 19, 2025, the Company received a deficiency notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market (the “Notice”) based on the information provided in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025. Nasdaq Listing Rule 5550(b)(1) requires that companies listed on The Nasdaq Capital Market with a market value of listed securities of less than $35,000,000 and annual net income of less than $500,000 maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”).

Also as previously reported, the Company raised approximately $6.6 million in July 2025 from the sale of shares of common stock pursuant to its previously announced At-the-Market offering (the “ATM”).

On August 7, 2025, the Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 stating that based on the Company’s balances in cash and cash equivalents as of June 30, 2025, plus the cash raised under the ATM in July 2025, the Company believes that it has at least $2,500,000 in stockholders’ equity, as required pursuant to the Stockholders’ Equity Requirement.

On August 8, 2025, the Company received a letter from Nasdaq stating that based on the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, the Staff has determined that the Company complies with the Stockholders’ Equity Requirement. The letter also stated that if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting. At that time, the Staff will provide written notification to the Company, which may then appeal the Staff’s determination to a Hearings Panel.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws, certified as of August 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 12, 2025

Intensity Therapeutics, Inc.

By:	/s/ Lewis H. Bender
	Name:	Lewis H. Bender
	Title:	Chief Executive Officer
[Signature Page to the Form 8-K]
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